UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2015

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, the Board of Directors of ICU Medical, Inc. (the “Company”) adopted a director retirement policy pursuant to which no person may stand for election following his or her 76th birthday and each serving director must resign upon his or her 76th birthday. The policy also requires that as a condition for the nomination of any director who would reach the age of 76 before the end of his or her term, he or she must submit an advance irrevocable resignation that becomes effective on the director's 76th birthday. In accordance with this policy, on April 30, 2015, directors Jack W. Brown and John J. Connors, Esq. delivered letters to the Company’s Board of Directors tendering their resignations effective as of their respective 76th birthdays, December 13, 2015 and November 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: May 6, 2015	/s/ SCOTT E. LAMB Scott E. Lamb Secretary, Treasurer and Chief Financial Officer